Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Waqaas Al-Siddiq, Chairman and Chief Executive Officer of Biotricity, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the quarterly report on Form 10-Q for the period ending March 31, 2015 of Biotricity, Inc. (the “Form 10-Q") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Biotricity, Inc..

Dated: May 16, 2016

/s/ Waqaas Al Siddiq

Waqaas Al-Siddiq

Chairman and Chief Executive Officer

(principal executive officer)